Exhibit No. 99.1

CONTACT:	REGIS CORPORATION:
Mark Fosland – Vice President, Finance
952-806-1707
Alex Forliti – Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS ANNOUNCES SALE OF TRADE SECRET DIVISION AND REPORTS SECOND
QUARTER 2009 RESULTS

— Second Quarter Operational Earnings were $0.36 per Diluted Share —

MINNEAPOLIS, January 27, 2009 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today announced the signing of a definitive agreement to sell its Trade Secret retail product division to Premier Salons Beauty, Inc.   In addition, the Company reported financial results for its second fiscal quarter ended December 31, 2008.

“After reviewing our strategic options, we made a decision to sell our Trade Secret division.  This division had been highly profitable over many years, but based on current sales trends, Trade Secret was forecasted to have operating losses of over $23 million on a fully allocated basis in fiscal 2009,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “This category continues to face many challenges including product diversion and increased competition, and the many new initiatives we have tried have been met with limited success.  The decision to sell Trade Secret was difficult; however, with the likelihood of significant ongoing operating losses and capital investments, it is the right decision.  The sale of the division will immediately strengthen our financial ratios and improve our overall profitability.”

Highlights of Trade Secret Transaction

•                  The Company will not receive any proceeds from the sale transaction.

•                  The Company expects to receive an income tax benefit and corresponding cash refund of $56 million as a result of the transaction.  Half of this amount should be realized in fiscal 2009 and the other half in fiscal 2010.

•                  The Company recorded a $171.8 million pre-tax, non-cash charge within discontinued operations during its second fiscal quarter.

•                  The sale is primarily a stock transaction and is expected to close on February 15, 2009.

As a result of this pending transaction, the Company will be reporting the Trade Secret operations and non-cash charge as discontinued operations.  As required by Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), the results of the Trade Secret operations will be reported in the December 2008 10-Q Unaudited Condensed Consolidated Statement of Operations as discontinued operations for all periods presented.

Second Quarter Results

The Company is reporting a second quarter net loss of $3.34 per diluted share.  These results include a primarily non-cash, net pre-tax charge of $217.7 million consisting of several non-operational items, the largest of which relates to the write-off of net assets associated with the sale of Trade Secret.  Absent these non-operational items, second quarter operational earnings, including the quarterly operational results of Trade Secret, were $0.36 per diluted share. A complete reconciliation of reported earnings to operational earnings is included in today’s press release.  A more comprehensive reconciliation is available on the Company’s website at www.regiscorp.com.

Second quarter non-operational charges, which netted to $217.7 million on a pre-tax basis, consisted of the following items:

•                  $171.8 million related to the non-cash write-off of net assets associated with sale of Trade Secret (the charge of $115.8 million, net of tax, is included in the loss from discontinued operations);

•                  Non-cash goodwill impairment of $41.7 million related to the Company’s U.K. salon division;

•                  Non-cash write-off of $7.8 million related to the Company’s investment in and loans to Intelligent Nutrients (the charge of $4.8 million, net of tax, is included in equity in loss of affiliated companies);

•                  Lease termination costs of $1.3 million ($0.8 million included in continuing operations, with $0.5 million pre-tax, or $0.3 million net of tax, included in loss from discontinued operations);

•                  Trade Secret transformation costs of $1.9 million ($1.9 million pre-tax, or $1.2 million net of tax, is included in the loss from discontinued operations); and

•                  A benefit of $6.8 million to reduce estimated prior years’ workers’ compensation claim reserves ($6.7 million included in continuing operations, with $0.1 million included, net of tax, in loss from discontinued operations).

Commenting on second quarter results, Mr. Finkelstein stated, “The current economic environment creates huge challenges for virtually all industries.  However, Regis is financially strong and even in these tough times our operations are very profitable.  For the remainder of fiscal 2009 and throughout fiscal 2010, our strategy continues to be strengthening our balance sheet, significantly reducing investments in salon unit growth, reducing debt levels and controlling expenses.  We are right on plan to achieve our previously announced target for reducing costs by over $20 million in fiscal 2009, and we expect our debt levels to be below $700 million by the end of our fiscal year on June 30, 2009.  We remain in full compliance with all of our debt covenants.  At the end of the quarter, our fixed charge coverage ratio stood at 1.59, well above the minimum covenant requirement of 1.50.  The Trade Secret sale transaction and the related discontinued operations accounting treatment, coupled with the significant progress we have made on our cost control initiatives, have added additional cushion to this covenant.

Mr. Finkelstein continued, “In this current economic environment, it is impossible to predict how long and how deep this recession will be.  Thus, we have made the decision to discontinue providing quarterly and annual sales and earning guidance, at least until conditions normalize.  However, to provide a reference point, our total January same-store sales are currently trending at a negative five percent.  If same-store sales were to continue at this level for the entire quarter, operationally, we would expect our earnings per share from continued operations to be in excess of $0.40 for our third quarter.”

In conclusion, Mr. Finkelstein stated, “Regis continues to be the world’s leading beauty salon company, offering affordable services in over 12,700 locations.  Although this year will likely be the exception, we have never had a negative same-store service year.  We have a great business model as we are in the quintessential replenishment business.  We believe it is only a matter of time until our customer visitation patterns normalize.  With no threat of technological obsolescence, a highly predictable business model and favorable demographics with an aging population, we are very bullish about our future.”

As of December 31, 2008 Regis Corporation owned, franchised, or held ownership interest in 13,605 worldwide locations including the Trade Secret concept which is expected to be sold as described earlier.  In the second quarter, capital expenditures for maintenance and new locations totaled $27.5 million.  Acquisition spend was $77,000 in the quarter.

Regis Corporation will host a conference call discussing second quarter results tomorrow, January 28, 2008 at 10 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-240-2134. A replay of the call will be available later that day. The replay phone number is 800-405-2236, access code 11124042#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of December 31, 2008, the Company owned, franchised or held ownership interests in over 13,600 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Trade Secret, PureBeauty, BeautyFirst and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group and various other salon concepts such as Cool Cuts 4 Kids and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including management’s current financial outlook and a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; the ability of the Company to consummate the planned sale transaction of Trade Secret; or other factors not listed above. The ability of the Company to meet its expected revenue growth is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of December 31, 2008 and June 30, 2008
(In thousands, except per share data)

	December 31, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$64,303	$127,627
Receivables, net	36,423	37,824
Inventories	194,459	212,468
Deferred income taxes	72,179	15,954
Other current assets	47,659	51,278
Total current assets	415,023	445,151

Property and equipment, net	415,270	481,851
Goodwill	759,751	870,993
Other intangibles, net	130,390	144,291
Investment in affiliates	232,157	247,102
Other assets	46,266	46,483

Total assets	$1,998,857	$2,235,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$114,952	$230,224
Accounts payable	77,037	69,693
Accrued expenses	195,231	207,605
Total current liabilities	387,220	507,522

Long-term debt and capital lease obligations	617,579	534,523
Other noncurrent liabilities	205,202	217,640
Total liabilities	1,210,001	1,259,685

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 43,213,321 and 43,070,927 common shares at December 31, 2008 and June 30, 2008, respectively	2,160	2,153
Additional paid-in capital	150,363	143,265
Accumulated other comprehensive income	39,757	101,973
Retained earnings	596,576	728,795

Total shareholders’ equity	788,856	976,186

Total liabilities and shareholders’ equity	$1,998,857	$2,235,871

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

 (In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Service	$445,078	$450,851	$914,113	$903,614
Product	132,774	142,256	266,957	275,916
Royalties and fees	9,574	21,559	19,885	42,466
	587,426	614,666	1,200,955	1,221,996
Operating expenses:
Cost of service	256,838	259,402	523,915	516,055
Cost of product	65,078	69,036	130,697	132,648
Site operating expenses	47,620	44,079	96,022	93,410
General and administrative	72,531	83,060	150,295	166,316
Goodwill impairment	41,661	—	41,661	—
Rent	81,981	89,191	174,192	176,440
Lease termination costs	847	—	1,998	—
Depreciation and amortization	27,519	28,254	54,787	56,537
Total operating expenses	594,075	573,022	1,173,567	1,141,406

Operating (loss) income	(6,649)	41,644	27,388	80,590

Other income (expense):
Interest expense	(10,878)	(11,716)	(21,098)	(22,229)
Interest income and other, net	3,462	2,090	5,197	4,245

(Loss) income from continuing operations before income taxes and equity in (loss) income of affiliated companies	(14,065)	32,018	11,487	62,606

Income taxes	(9,383)	(11,679)	(19,340)	(22,485)
Equity in (loss) income of affiliated companies, net of income taxes	(2,338)	386	(1,846)	52

(Loss) income from continuing operations	(25,786)	20,725	(9,699)	40,173

(Loss) income from discontinued operations, net of tax	(117,466)	1,831	(119,066)	2,982

Net (loss) income	$(143,252)	$22,556	$(128,765)	$43,155

Net income per share:
Basic:
(Loss) income from continuing operations	(0.60)	0.48	(0.23)	0.92
(Loss) income from discontinued operations, net of tax	(2.74)	0.04	(2.78)	0.07
Net (loss) income per share, basic	$(3.34)	$0.52	$(3.01)	$0.99

Diluted:
(Loss) income from continuing operations	(0.60)	0.47	(0.23)	0.91
(Loss) income from discontinued operations, net of tax	(2.74)	0.04	(2.78)	0.07
Net (loss) income per share, diluted	$(3.34)	$0.51	$(3.01)	$0.98

Weighted average common and common equivalent shares outstanding:
Basic	42,897	43,369	42,842	43,559
Diluted	42,897	43,915	42,842	44,172

Cash dividends declared per common share	$0.04	$0.04	$0.08	$0.08

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Six Months Ended December 31,
	2008	2007

Net cash provided by operating activities	$73,974	$92,269
Net cash used in investing activities	(75,908)	(117,434)
Net cash (used in) provided by financing activities	(43,245)	3,115
Effect of exchange rate changes on cash and cash equivalents	(18,145)	10,120
Decrease in cash and cash equivalents	(63,324)	(11,930)

Cash and cash equivalents:
Beginning of period	127,627	184,785
End of period	$64,303	$172,855

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REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

	December 31, 2008	June 30, 2008
SYSTEM-WIDE LOCATIONS:

Company-owned salons	7,979	8,582
Franchise salons	2,040	2,163
Company-owned hair restoration centers	61	57
Franchise hair restoration centers	33	35
Ownership interest locations	2,771	2,714
Trade Secret salons held for sale (3)	721	—
Total, system-wide	13,605	13,551

SALON LOCATION SUMMARY

	December 31, 2008	June 30, 2008
NORTH AMERICAN SALONS:
REGIS SALONS
Open at beginning of period	1,078	1,099
Salons constructed	7	14
Acquired	23	4
Less relocations	(5)	(11)
Salon openings	25	7
Conversions	—	1
Salons closed	(18)	(29)
Total, Regis Salons	1,085	1,078

MASTERCUTS
Open at beginning of period	615	629
Salons constructed	12	7
Acquired	—	—
Less relocations	(8)	(6)
Salon openings	4	1
Conversions	—	—
Salons closed	(7)	(15)
Total, MasterCuts Salons	612	615

TRADE SECRET
Company-owned salons:
Open at beginning of period	674	613
Salons constructed	8	16
Acquired	—	65
Franchise buybacks	—	5
Less relocations	(3)	(11)
Salon openings	5	75
Conversions	—	5
Salons closed	(19)	(19)
Salons held for sale (3)	(659)	—
Total company-owned salons	1	674

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	December 31, 2008	June 30, 2008

Franchise salons:
Open at beginning of period	106	19
Salons constructed	1	2
Acquired	—	93
Less relocations	—	(1)
Salon openings	1	94
Franchise buybacks	—	(5)
Salons closed	(2)	(2)
Salons held for sale (3)	(62)	—
Total franchise salons	43	106

Total, Trade Secret Salons	44	780

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,212	2,000
Salons constructed	37	207
Acquired	—	—
Franchise buybacks	23	12
Less relocations	—	(3)
Salon openings	60	216
Conversions	—	—
Salons closed	—	(4)
Total company-owned salons	2,272	2,212

Franchise salons:
Open at beginning of period	146	151
Salons constructed	1	7
Acquired	—	—
Less relocations	—	—
Salon openings	1	7
Conversions	—	—
Franchise buybacks	(23)	(12)
Salons closed	—	—
Total franchise salons	124	146

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,396	2,358

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,531	3,317
Salons constructed	30	66
Acquired	3	138
Franchise buybacks	58	133
Less relocations	(7)	(14)
Salon openings	84	323
Conversions	—	(5)
Salons closed	(75)	(104)
Total company-owned salons	3,540	3,531

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	December 31, 2008	June 30, 2008
Franchise salons:
Open at beginning of period	1,911	1,998
Salons constructed	55	120
Acquired (2)	—	—
Less relocations	(8)	(11)
Salon openings	47	109
Conversions	—	—
Franchise buybacks	(58)	(133)
Salons closed	(27)	(63)
Total franchise salons	1,873	1,911

Total, Strip Center Salons	5,413	5,442

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	472	481
Salons constructed	3	15
Acquired	—	25
Franchise buybacks	—	—
Less relocations	—	(1)
Salon openings	3	39
Conversions	—	1
Affiliate joint ventures	—	(40)
Salons closed	(6)	(9)
Total company-owned salons	469	472

Franchise salons:
Open at beginning of period	—	1,574
Salons constructed	—	50
Acquired (2)	—	—
Less relocations	—	—
Salon openings	—	50
Conversions	—	3
Franchise buybacks	—	—
Affiliate joint ventures	—	(1,587)
Salons closed	—	(40)
Total franchise salons	—
	—
Total, International Salons	469	472

	December 31, 2008	June 30, 2008
TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	8,582	8,139
Salons constructed	97	325
Acquired	26	232
Franchise buybacks	81	150
Less relocations	(23)	(46)
Salon openings	181	661
Conversions	—	2
Affiliate joint ventures	—	(40)
Salons closed	(125)	(180)
Salons held for sale (3)	(659)	—
Total company-owned salons	7,979	8,582

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	December 31, 2008	June 30, 2008
Franchise salons:
Open at beginning of period	2,163	3,742
Salons constructed	57	179
Acquired (2)	—	93
Less relocations	(8)	(12)
Salon openings	49	260
Conversions	—	3
Franchise buybacks	(81)	(150)
Affiliate joint ventures	—	(1,587)
Salons closed	(29)	(105)
Salons held for sale(3)	(62)	—
Total franchise salons	2,040	2,163

Total Salons	10,019	10,745

BEAUTY SCHOOLS
Open at beginning of period	—	56
Salons constructed	—	—
Less closures	—	—
Acquired	—	—
Less relocations	—	—
Conversions	—	(5)
Affiliate joint ventures	—	(51)
Total Beauty Schools	—	—

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	57	49
Salons constructed	4	3
Acquired	—	—
Franchise buybacks	2	6
Less relocations	(2)	(1)
Salon openings	4	8
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	61	57

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	December 31, 2008	June 30, 2008
Franchise hair restoration centers:
Open at beginning of period	35	41
Salons constructed	—	2
Acquired	—	—
Less relocations	—	(2)
Salon openings	—	—
Franchise buybacks	(2)	(6)
Sites closed	—	—
Total franchise hair restoration centers	33	35

Total Hair Restoration Centers	94	92

Ownership interest locations	2,771	2,714

Trade Secret salons held for sale (3)	721	—

Grand Total, System-wide	13,605	13,551

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

(3)  On January 27, 2009 the Company announced the signing of a definitive agreement to sell Trade Secret.  As a result of this pending transaction, the Company is reporting the Trade Secret operations as discontinued operations as of December 31, 2008. Of the 780 total Trade Secret salons operating as of June 30, 2008, only one of the company-owned salons and 43 franchise salons are not included in discontinued operations.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2008	2007	2008	2007
North American salons:
Regis	$121,020	$128,971	$243,343	$256,568
MasterCuts	42,083	43,879	85,514	87,468
SmartStyle	127,785	122,179	259,041	244,282
Strip Centers (1)	220,525	213,476	453,450	426,555
Other (2)	—	—	—	5,558
Total North American salons (5)	511,413	508,505	1,041,348	1,020,431

International salons (1)(3)	41,268	73,056	89,715	136,337
Hair restoration centers (1)	34,745	33,105	69,892	65,228
Consolidated revenues	$587,426	$614,666	$1,200,955	$1,221,996

Percent change from prior year	(4.4)%	5.2%	(1.7)%	5.5%

Same-store sales (decrease) increase (4)	(3.8)%	0.1%	(1.9)%	1.0%

(1) Includes aggregate franchise royalties and fees of $9.6 and $21.6 million for the three months ended December 31, 2008 and 2007, respectively, and $19.9 and $42.5 million for the six months ended December 31, 2008 and 2007, respectively.  North American salon franchise royalties and fees represented 93.6 and 45.4 percent of total franchise revenues in the three months ended December 31, 2008 and 2007, respectively, and 93.7 and 46.7 percent of total franchise revenues in the six months ended December 31, 2008 and 2007, respectively.

(2) On August 1, 2007, the Company contributed 51 of its accredited cosmetology schools to Empire Education Group, Inc.  Accordingly, revenue growth was negatively impacted as a result of the deconsolidation. For the six months ended December 31, 2007, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in the respective North American and international salon segments.

(3) On January 31, 2008, the Company deconsolidated the results of operations of its European franchise salon operations. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.

(4) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(5) As of December 31, 2008, the Trade Secret concept within the North American reportable segment was accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.  Accordingly, Trade Secret revenues are excluded from this presentation.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended December 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$399,961	$28,823	$16,294	$—	$445,078
Product	102,491	12,445	17,838	—	132,774
Royalties and fees	8,961	—	613	—	9,574
	511,413	41,268	34,745	—	587,426
Operating expenses:
Cost of service	232,126	15,670	9,042	—	256,838
Cost of product	52,762	7,052	5,264	—	65,078
Site operating expenses	42,801	3,535	1,284	—	47,620
General and administrative	30,086	4,387	7,750	30,308	72,531
Goodwill impairment	—	41,661	—	—	41,661
Rent	69,057	10,088	2,272	564	81,981
Lease termination costs	847	—	—	—	847
Depreciation and amortization	18,538	1,466	2,780	4,735	27,519
Total operating expenses	446,217	83,859	28,392	35,607	594,075

Operating income (loss)	65,196	(42,591)	6,353	(35,607)	(6,649)

Other income (expense):
Interest expense	—	—	—	(10,878)	(10,878)
Interest income and other, net	—	—	—	3,462	3,462
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$65,196	$(42,591)	$6,353	$(43,023)	$(14,065)

(1) As of December 31, 2008, the Trade Secret concept within the North American reportable segment was accounted for as a discontinued operation. All comparable periods will reflect Trade Secret as a discontinued operation, which is excluded from this presentation.

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	For the Three Months Ended December 31, 2007(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$392,360	$43,224	$15,267	$—	$450,851
Product	106,363	19,133	16,760	—	142,256
Royalties and fees	9,782	10,699	1,078	—	21,559
	508,505	73,056	33,105	—	614,666
Operating expenses:
Cost of service	227,092	24,091	8,219	—	259,402
Cost of product	53,993	10,117	4,926	—	69,036
Site operating expenses	39,064	3,708	1,307	—	44,079
General and administrative	30,310	11,786	7,357	33,607	83,060
Rent	72,747	14,284	1,728	432	89,191
Depreciation and amortization	18,340	2,589	2,552	4,773	28,254
Total operating expenses	441,546	66,575	26,089	38,812	573,022

Operating income (loss)	66,959	6,481	7,016	(38,812)	41,644

Other income (expense):
Interest expense	—	—	—	(11,716)	(11,716)
Interest income and other, net	—	—	—	2,090	2,090
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$66,959	$6,481	$7,016	$(48,438)	$32,018

(1) As of December 31, 2008, the Trade Secret concept within the North American reportable segment was accounted for as a discontinued operation. All comparable periods will reflect Trade Secret as a discontinued operation, which is excluded from this presentation.

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	For the Six Months Ended December 31, 2008(1)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$817,511	$64,221	$32,381	$—	$914,113
Product	205,204	25,494	36,259	—	266,957
Royalties and fees	18,633	—	1,252	—	19,885
	1,041,348	89,715	69,892	—	1,200,955
Operating expenses:
Cost of service	471,781	34,421	17,713	—	523,915
Cost of product	105,676	14,078	10,943	—	130,697
Site operating expenses	87,141	6,179	2,702	—	96,022
General and administrative	61,656	8,554	16,454	63,631	150,295
Goodwill impairment	—	41,661	—	—	41,661
Rent	146,364	22,434	4,324	1,070	174,192
Lease termination costs	1,998	—	—	—	1,998
Depreciation and amortization	36,730	3,282	5,484	9,291	54,787
Total operating expenses	911,346	130,609	57,620	73,992	1,173,567

Operating income (loss)	130,002	(40,894)	12,272	(73,992)	27,388

Other income (expense):
Interest expense	—	—	—	(21,098)	(21,098)
Interest income and other, net	—	—	—	5,197	5,197
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$130,002	$(40,894)	$12,272	$(89,893)	$11,487

(1) As of December 31, 2008, the Trade Secret concept within the North American reportable segment was accounted for as a discontinued operation. All comparable periods will reflect Trade Secret as a discontinued operation, which is excluded from this presentation.

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	For the Six Months Ended December 31, 2007(1)(2)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$792,544	$81,653	$29,417	$—	$903,614
Product	208,074	34,426	33,416	—	275,916
Royalties and fees	19,813	20,258	2,395	—	42,466
	1,020,431	136,337	65,228	—	1,221,996
Operating expenses:
Cost of service	455,573	44,512	15,970	—	516,055
Cost of product	104,161	18,728	9,759	—	132,648
Site operating expenses	83,918	6,915	2,577	—	93,410
General and administrative	60,208	23,600	14,516	67,992	166,316
Rent	145,229	26,913	3,385	913	176,440
Depreciation and amortization	36,936	5,048	5,049	9,504	56,537
Total operating expenses	886,025	125,716	51,256	78,409	1,141,406

Operating income (loss)	134,406	10,621	13,972	(78,409)	80,590

Other income (expense):
Interest expense	—	—	—	(22,229)	(22,229)
Interest income and other, net	—	—	—	4,245	4,245
Income (loss) from continuing operations before income taxes and equity in (loss) income of affiliated companies	$134,406	$10,621	$13,972	$(96,393)	$62,606

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  For the six months ended December 31, 2007 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and international salon segments.

(2) As of December 31, 2008, the Trade Secret concept within the North American reportable segment was accounted for as a discontinued operation. All comparable periods will reflect Trade Secret as a discontinued operation, which is excluded from this presentation.

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REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended December 31, 2008 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Second quarter diluted net loss per share absent the impact of six non-operational items.

•                  $171.8 million related to the non-cash write-off of net assets associated with sale of Trade Secret (the charge of $115.8 million, net of tax, is included in the loss from discontinued operations);

•                  Non-cash goodwill impairment of $41.7 million related to the Company’s U.K. salon division ($40.3 million, net of tax);

•                  Non-cash write-off of $7.8 million related to the Company’s investment in and loans to Intelligent Nutrients ($4.8 million, net of tax);

•                  Lease termination costs of $1.3 million ($0.8 million included in continuing operations, with $0.5 million pre-tax, or $0.3 million net of tax, included in loss from discontinued operations);

•                  Trade Secret transformation costs of $1.9 million ($1.9 million pre-tax, or $1.2 million net of tax, is included in the loss from discontinued operations); and

•                  A benefit of $6.8 million to reduce estimated prior years’ workers’ compensation claim reserves ($6.7 million, or $4.1 million net of tax, included in continuing operations, with $0.1 million included, net of tax, in loss from discontinued operations).

•                  Diluted net loss per share for the three month period ended December 31, 2008 included several non-operational items which reduced earnings per diluted share by $3.70.  Absent these items, earnings for the three month period ended December 31, 2008 were $0.36 per diluted share.

Non-GAAP Diluted Net Income Per Share

The table below is provided to assist the reader’s understanding of earnings for the three and six month periods ending December 31, 2008.  The Company believes that adjusted earnings per diluted share, a non-GAAP financial measure, is a useful basis to compare the Company’s results against, because unusual items during the three and six month periods ending December 31, 2008, impacted the Company’s reported net loss (see “Adjustments” in table below).  The presentation below reconciles as reported net loss per diluted share (U.S. GAAP amounts) to earnings per diluted share, as adjusted..  The adjusted earnings per diluted share information should not be construed as an alternative to reported results under U.S. GAAP.

	Three Months Ended	Six Months Ended
	December 31, 2008	December 31, 2008
	(Dollars)
Diluted net income (loss) per share, as reported (U.S. GAAP)	$(3.34)	$(3.01)

Adjustments:
Sale of Trade Secret (1)	$2.70	$2.70
U.K goodwill impairment (2)	0.94	0.94
Intelligent Nutrients impairment (3)	0.11	0.11
Lease termination costs (4)	0.02	0.04
Trade Secret transformation costs (5)	0.03	0.07
Workers’ compensation (6)	(0.10)	(0.10)

Diluted earnings per share, as adjusted, absent the impact of the six non-operational items above	$0.36	$0.75

(1) The second quarter ending December 31, 2008 included $171.8 million in pre-tax expense related to the non-cash write-off of net assets associated with sale of Trade Secret.

(2) The second quarter ending December 31, 2008 included a $41.7 million pre-tax non-cash goodwill impairment charge related to the Company’s U.K. salon division.

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(3) The second quarter ending December 31, 2008 included a $7.8 million pre-tax non-cash write-off related to the Company’s investment in and loans to Intelligent Nutrients.

(4) The three and six months ending December 31, 2008 included $1.3 and $2.5 million, respectively, in pre-tax expense associated with the lease termination costs as part of the store closing plan of up to 160 underperforming company-owned salons.

(5) The three and six months ending December 31, 2008 included $1.9 and $4.6 million, respectively, in pre-tax expenses associated with the Trade Secret transformation initiative.

(6) The second quarter ending December 31, 2008 included a $6.8 million benefit related to an unplanned adjustment to estimated prior years’ workers’ compensation claim reserves.

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